                                                                    Exhibit 10.1

                           STOCK PURCHASE AGREEMENT
                                      FOR
                          MIRCOSTRATEGY INCORPORATED
                          --------------------------

                   THIS STOCK PURCHASE AGREEMENT ("Agreement"), by and between MICROSTRATEGY INCORPORATED, a Delaware corporation (the "Corporation") and SANJU
K. BANSAL of New Castle County, Delaware, ("Bansal") is being entered into on 8 September, 1991.

                   WHEREAS, Michael J. Saylor ("Saylor") of New Castle County, Delaware has caused the Corporation to be formed for the purpose of being a full service provider of strategy system software, support and service and related activities and any other lawful business as determined by the Board of Directors of the Corporation; and

                   WHEREAS, Bansal wishes to become a shareholder in the Corporation subject to the terms and conditions of this Agreement;

                   NOW THEREFORE, for the mutual promises, covenants, understandings, representations, warranties and benefits contained herein, the parties hereto agree as follows:

                   1. Subscription for Shares. Bansal agrees to subscribe to
                      -----------------------
such number of shares of the authorized stock of the Corporation at such price as is more particularly described in Exhibit A attached hereto.

                   2. Payment for Shares. Concurrent with the execution of this
                      ------------------
Stock Purchase Agreement, Bansal shall pay into the Corporation, as paid in capital and/or surplus, in exchange for the capital stock of the Corporation, the total subscription price as more particularly described in Exhibit A.

                   3. Shareholders Buy/Sell Agreement. Bansal agrees to execute
                      -------------------------------
and be bound by a Shareholders Buy/Sell Agreement with respect to all the outstanding shares of the Corporation ("Shares") in the form substantially similar to that attached hereto as Exhibit B.

                   4. Representations of Bansal. Bansal represents and warrants
                      -------------------------
as follows:


                   (a) That he has received and carefully read this Agreement including all of its attachments.

                   (b) That he is purchasing the Shares in the Corporation without being furnished any offering literature or prospectus other than this Agreement.

                   (c) That he recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state and, therefore, cannot be resold unless they are registered under the Act and applicable state securities laws or unless an exemption from registration is available. Bansal recognizes that he has no rights to require such registration. He also recognizes that no public agency has passed upon the accuracy or adequacy of the information contained in this Agreement or the fairness of the terms of the subscription.

                   (d) That he is acquiring the Shares for his own account for a long term investment and not with a view toward resale, fractionalization, division, or distribution thereof. The parties do not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or any particular occasion or event which would necessitate or require the sale or distribution of the Shares. No one other than the parties hereto have any beneficial interest in the Shares.

                   (e) That he recognizes the transfer of the Shares is subject to a Shareholders Buy/Sell Agreement which agreement severely restricts his ability to sell or otherwise dispose of the Shares, and among other provision, provides further, under certain circumstances, for the mandatory sale of his Shares to the Corporation and/or its remaining Shareholder.

                   (f) That he recognizes the Corporation is in the development stage, has no history of operations or earnings, is a speculative venture, and that the total amount of funds tendered to purchase the Shares, including any debt of the Corporation guaranteed by him, is placed at the risk of the business and may be completely lost.

                   (g) That he has been provided with access to all information requested in addition to the Agreement for evaluating his purchase of Shares, none of which was contrary to the information contained in this Agreement.

                   (h) That he has been presented with and has acted upon the opportunity to ask questions and receive answers from the offeror relating to the terms and conditions of the purchase of the Shares, to consult with legal counsel and to obtain any additional information necessary to verify the accuracy of the information made available to him.

                   (i) That Bansal recognizes he is a minority Shareholder in the Corporation and that, as such, pursuant to the General Corporation Law of the State of Delaware ("GCL"), his rights to control, operate, and manage the Corporation are limited, and that as the majority Shareholder, Saylor, by virtue of his ability to elect directors as provided by the GCL and by virtue of his ability to vote his Shares pursuant to the GCL, has substantial control over the operations, management and activities of the Corporation.

                   5. Indemnification. Bansal agrees to indemnify and hold
                      ---------------
harmless the Corporation and its affiliates, and Saylor from any and all damages, losses, costs and expenses (including reasonable attorneys' fees) any of which may be incurred by reason of the failure of the representations and warranties made by him in this Agreement, or in any document provided by him to Microstrategy or to its affiliates.

                   6. Applicable Law. This Agreement shall be deemed to have
                      --------------
been made in the State of Delaware, shall become valid when executed and accepted by the parties, and shall be governed and construed in accordance with the laws of such State, which laws shall prevail in the event of any conflict of laws.

                   7. Severability.     If, for any reason, any portion of this
                      ------------
Agreement is held to be invalid, contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal of competent jurisdiction in a proceeding to which the Corporation and Bansal are a party, that ruling shall not impair the operation of, or having any effect upon, such other portions of this Agreement as may remain otherwise enforceable, which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not be a part of this Agreement when the time for appeal expires, or upon the receipt, by either party, of notice of non-enforcement thereof.
                   8. Binding Effect. This Agreement is binding upon the parties
                      --------------
hereto and their respective executors, administrators, heirs, assigns and successors in interest.

                   9. Construction. The preambles are a part of this Agreement
                      ------------
and are expressly incorporated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year aforesaid.



ATTEST                                  MICROSTRATEGY INCORPORATED


[SIGNATURE APPEARS HERE]                By: [SIGNATURE APPEARS HERE]  [SEAL]
-----------------------                    ---------------------------
Secretary                                            President


WITNESS:                                Sanju K. Bansal


[SIGNATURE APPEARS HERE]               /s/ Sanju K. Bansal             [SEAL]
-----------------------                --------------------------------

                                   EXHIBIT A
                                   ---------

                            SUBSCRIPTION OF SHARES
                                      OF
                          MICROSTRATEGY INCORPORATED


                                                                    Total
                                               Price            Subscription
                   Name          Shares      Per Share             Price
                   ----          ------      ---------             -----

         Michael J. Saylor        100           $1.00            $100.00

         Thomas P. Spahr           28           $1.00             $28.00

         Sanju K. Bansal           18           $1.00             $18.00

                                   EXHIBIT B
                                   ---------
                          MICROSTRATEGY INCORPORATED
                         SHAREHOLDERS BUY/SELL AGREEMENT
                         -------------------------------

                   THIS AGREEMENT, made this _____ day of __________, 1989, by and among MICHAEL J. SAYLOR, party of the first part ("Saylor"), and SANJU K. BANSAL, party of the second part ("Bansal"), both of which parties and any successors shall collectively be referred to as "Shareholders," and MICROSTRATEGY INCORPORATED, a Delaware corporation, party of the third part ("Corporation").


                                  WITNESSETH:
                                  ----------


                   WHEREAS, the Shareholders are the owners of all of the issued capital stock of Corporation (together with any capital stock issued hereafter, the "Shares") as follows: Michael J. Saylor -- 100 Shares and Thomas P. Spahr -- 28 Shares and Sanju K. Bansal -- 18 Shares; and

                   WHEREAS, the parties to this agreement believe that it is in their mutual best interests to provide continuity in the management and policies of the Corporation. Accordingly, the purpose of this agreement is to impose certain restrictions and obligations with respect to the disposition of the Shares by any Shareholder and to provide for the purchase by the Corporation of a deceased Shareholder's Shares therein.

                   NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, mutually covenant and agrees follows:

                       1.     RIGHT OF FIRST PURCHASE:

                              (a)  Restriction:

                   Each Shareholder agrees that during his lifetime he will not sell, give, encumber, pledge or otherwise transfer, assign, or dispose of either voluntarily or involuntarily, or by operation of law, all or any part of the Shares which he now owns or may hereafter acquire (except as otherwise permitted herein) without first offering in writing such Shares to the Corporation and to the other Shareholder for a Total Purchase Price determined in accordance with paragraph 5 hereof, and on the terms provided therein.

                              (b)  Period of Rights:

                   The Corporation shall promptly notify the other Shareholder of the receipt of such offer and its contents, and the Corporation shall have a period of thirty (30) days from the date of receipt of such offer to exercise or waive its right to purchase all of the Shares so offered. If the Corporation waives or fails to exercise its rights within said period, the Corporation shall thereupon notify the Shareholder of such a fact in writing and such other Shareholder shall have a period of thirty (30) days from the receipt of such notice or from the expiration of said thirty (30) day period, whichever is the earlier, to exercise or waive the right to purchase all of the Shares so offered at the Total Purchase Price determined in accordance with paragraph 5 of this agreement, and on the terms as provided therein.

                   It is understood and agreed that neither the Corporation nor the other Shareholder shall have the right to buy any less than all of the Shares so offered by the selling Shareholder.

                     (c)      Failure to Exercise Right:

                   In the event neither the Corporation nor the other Shareholder shall elect to purchase all of the Shares so offered within the proper period, or shall waive such rights, then the offering Shareholder shall be free to sell such Shares so offered to any person or entity provided that such person or entity shall, upon the purchase of such Shares, agree to be bound by the terms and conditions of this agreement. Any of the offered Shares not so sold within a period of ninety (90) days after any offer under subparagraphs 1(a) and 1(b) hereof to the Corporation and the Shareholder has expired, shall again become subject to the terms of this agreement and may not thereafter be sold to any other party without first offering them to the Corporation and the other Shareholders in accordance with the terms and conditions of this agreement.

                   2.       TERMINATION OF EMPLOYMENT:

                   If any Shareholder's employment with the Corporation is terminated for any reason, other than by reason of death, said terminated or retiring employee shall, within ninety (90) days thereof, offer for sale all of his Shares to the Corporation at a Total Purchase Price determined in accordance with paragraph 5 of this agreement, and of the terms contained therein, and the Corporation shall purchase the aforesaid Shares in accordance therewith.

                   3.       INSURANCE:

                            (a) To the extent that life insurance is owned on
the lives of certain Shareholders, all such policies of insurance subject hereto shall be listed in Schedule "A," attached hereto and made a part hereof. It is agreed that further or substituted policies of insurance may from time to time be made subject to the provisions hereof, or that policies subject hereto may be withdrawn herefrom by the Shareholders and the Corporation. The description of the policies so added or withdrawn shall be included in said Schedule "A."

                            (b) The premiums that shall be payable upon the said
policies shall be paid by the Corporation.

                            (c) Any dividends that may be payable upon the said
policies shall be disposed of as directed in the application for said policies or as afterward directed by the Corporation.

                            (d) Any provisions of the policy contracts
notwithstanding, it is agreed that all of the rights, benefits, privileges, and options pertaining to the said policies, including but not limiting the generality of the above classification, the right to change the dividend option, the right to borrow on the said policies of insurance for any purpose whatsoever, the right to surrender any policy for its cash surrender value, and the right to assign any policy or to change the beneficial interest thereunder shall be exercised only by the Corporation.

                   4.       DEATH OF A SHAREHOLDER:

                            (a) Each Shareholder hereby agrees that if he shall
be the first to die of the Shareholders, all of his Shares shall be offered for sale to the Corporation at a Per Share Price determined in accordance with subparagraph 5(b) of this agreement and on the terms contained in this paragraph (and not on the terms contained in subparagraph 5(a) of this agreement).

                            (b) The Corporation hereby agrees that following the
death of the first to die of the Shareholders, it shall forthwith purchase the Shares of the then deceased Shareholder at a Per Share Price determined in accordance with subparagraph 5(b) of this agreement and on the terms contained in this paragraph.

                            (c)  Upon the death of any Shareholder the
Corporation shall forthwith submit proof of claim with respect to any and all policies of insurance issued upon the life of said deceased Shareholder that were payable to the Corporation upon the death of said Shareholder. Said Corporation shall receive, use and apply all proceeds received under said policies in trust for the uses and purposes herein set forth.

                            (d) In the event that the amount of insurance
proceeds paid to the Corporation shall be in excess of the purchase price of the Shares of the deceased Shareholder, such excess of proceeds over purchase price shall be paid over forthwith to the Corporation to be held by it free from all of the provisions hereof. The Corporation shall forthwith pay over the balance of the proceeds (equal in amount to said purchase price) to the executors or administrators of the deceased Shareholder. Thereupon the Corporation shall receive as the owner thereof the Shares of the deceased Shareholder.

                            (e) In the event that the amount of insurance
proceeds paid to the Corporation shall be equal to the purchase price of the Shares of the deceased Shareholder, the Corporation shall forthwith pay over all of the said proceeds to the executors or administrators of the deceased Shareholder. Thereupon the Corporation shall receive as the owner thereof the Shares of the deceased Shareholder.

                            (f) In the event that the said proceeds of the said
policy are less than the purchase price of the Shares being purchased as determined in the manner hereinbefore set forth, the Corporation shall pay all of said proceeds to the executors, or administrators of the deceased Shareholder, and in addition the Corporation shall pay an amount equal to the amount by which the purchase price, as determined in the manner herein set forth, exceeds the said proceeds of the said policies issued upon the life of the deceased Shareholder. In such case, or in the event that there is no insurance policy in effect on the life of the deceased Shareholder, the payment shall be made to the said executors or administrators in two (2) equal annual installments with interest at the rate of nine percent (9%) per annum on the unpaid balance. In connection therewith, it is understood and agreed that the Corporation at any time or from time to time may prepay in part or in full said remaining balance due without penalty or premium. Further, in connection therewith, upon payment of the initial sum due the estate of the deceased Shareholder, together with the execution of a judgment note, upon the terms contained in this subparagraph, in favor of the estate of the deceased Shareholder for the unpaid balance, the said estate shall duly endorse and deliver all of the Shares of the deceased Shareholder to the Corporation.

                   5.       PURCHASE PRICE:

                            (a) The "Total Purchase Price" with respect to any
Shares being purchased pursuant to paragraphs 1, 2 or 9 of this agreement shall be the sum of four separate payments (each an "Annual Purchase Price Payment") to be paid in cash by the purchaser to the seller as provided herein, each payment to be computed as follows:

                            Each Annual Purchase Price Payment shall be the Per
Share Price as defined and determined for that year (assuming that the Shares being purchased were still issued and outstanding) pursuant to subparagraph (b) of this paragraph, multiplied by the total number of Shares being purchased, divided by four (4).

                            The first Annual Purchase Price Payment shall be
paid within thirty (30) days of the acceptance of any offer to sell or notification of any requirement to purchase any Shares pursuant to paragraphs 1, 2 or 9 of this agreement, at which time the seller shall duly endorse and deliver all of his Shares to the purchaser. Each of the remaining three Annual Purchase

Price Payments as determined pursuant to this subparagraph shall be a general obligation, as it becomes due, of the purchaser and paid in cash annually thereafter.

          Selling Shareholder may, at his option, require that 3/4 of the shares being sold be pledged or placed in escrow. As each "Annual Purchase Price Payment" is made, 1/4 of the total number of shares being sold will be removed from escrow. The number of shares placed and removed from escrow will be rounded to the nearest whole number of shares. For example if the shareholder initially has 18 shares, 14 shares will be placed in escrow. After the second payment 1/2 of the total shares will remain in escrow (9 shares). After the third payment 5 shares will remain in escrow. After the fourth payment 0 shares will remain in escrow.

          Should any Annual Purchaser Price Payment be due and payable in any calendar year prior to the time in such calendar year that the Per Share Price has been defined and determined pursuant to subparagraph (b) of this paragraph, then and in that case the Per Share Price shall be the Per Share Price as determined for the previous calendar year, and the Annual Purchase Price Payment shall be paid in accordance with this agreement, subject, however, to the following adjustment: at such time during the said calendar year that the Per Share Price shall be finally defined and determined for that calendar year, the Annual Purchase Price Payment paid for that year shall be re-calculated accordingly and an amount equal to any excess in the re-calculated Annual Purchase Price Payment for that year over the Annual Purchase Price Payment already paid by the purchaser shall be paid by the purchaser to the seller forthwith. Should the re-calculated Annual Purchase Price Payment for the said year be less than the Annual Purchase Price Payment already paid, then and in that case, an amount equal to the difference between the Annual Purchase Price Payment already paid by the purchaser to the seller and the re-calculated Annual Purchase Price Payment shall be refunded by the seller to the purchaser forthwith.

            (b) The Per Share Price for the purposes of this agreement shall be the amount endorsed on Schedule "B." The parties agree, at on or before March 31, of each year, they shall mutually agree upon the Per Share Price as of December 31 of the preceding calendar year and shall duly endorse Exhibit "B" with said Per Share Price and the date thereof. The initial Per Share Price for the purpose of this agreement shall be fixed by the Shareholders immediately upon the execution of this agreement and shall be duly endorsed on Schedule "B." This means that whenever the number of shares outstanding changes, the Price Per Share will be recalculated immediately based upon the new number of shares, and this Price Per Share will be used to calculate the value of any Annual Purchase Price Payment coming due following the change in the number of shares outstanding.

            The shareholders will determine the valuation of the shares (once per year, and whenever the number of shares outstanding changes) by exercising the following formula in good faith:

Per Share Price = Total Business Valuation/Total Shares Outstanding


CASE   Formula Business Valuation (greater than) (Gross Receipts or Sales) * Two
       (2) THEN Total Business Valuation= (Gross Receipts or Sales) * Two (2)

CASE Formula Business Valuation (less than) (Gross Receipts or Sales) * One-Half (.5) THEN Total Business Valuation= (Gross Receipts or Sales) *One-Half (.5)

CASE (Gross Receipts or Sales) * One-Half (.5)less than Formula Business Value (less than) (Gross Receipts or Sales) * Two (2) THEN Total Business Valuation= Formula Business Valuation


       Formula Business Valuation * Adjusted After Tax Earnings/Cost Of Capital

       Adjusted After Tax Earnings = After Tax Earnings + Principals Salary Adjustment

              After Tax Earnings = Earnings (or loss) after operating expenses and taxes as reported to the IRS for tax purposes.

              Principals Salary Adjustment = (Principal's Combined Salary -
                     Principals Salary Allowance)* (1-Corporate Income Tax Rate)

              Principals Combined Salary = sum of non-dividend related, taxable compensation from the corporation for all shareholders

              Principal's Salary Allowance = Number of Principals * Nominal
                     Principal Salary (Definition of a Principal: any shareholder with more than 2.5% ownership of the company's stock)

              Nominal Principal Salary = $50,000/year in 1990
                     Escalating at Consumer Price Index + 5%

       Cost Of Capital = Risk-Free Interest Rate + Risk Premium
              Risk Free Interest Rate = 3 Month Treasury Bill Rate Risk Premium = 5%


Each year, every shareholder will be granted the above information in order to calculate the valuation of the firm using this formula. If, within forty-five
(45) days after March 31 of each year, a shareholder has reason to believe that the firm is being undervalued based upon this information, he may upon written demand to the other Shareholders require that the Per Share Price be fixed by arbitration. The arbitrator will then seek to value the firm in the spirit of the original agreement while taking into account any business irregularities.

            In the event of arbitration, the accountant for the Corporation shall retain the accounting firm of Price Waterhouse (or its successor) to act as arbitrator.

            Said arbitrator shall, within one hundred twenty (120) days of said demand for arbitration determine, without right of appeal therefrom, the Per Share Price which shall be, in the opinion of the arbitrator, the fair market value of the Corporation as a going concern divided by the total number of Shares outstanding. The said valuation so determined by arbitration shall be endorsed on this agreement by the Corporation's accountant and shall be binding for the then current calendar year. In the event that the valuation returned by the arbitrator is more than 5% higher than that set by the corporation, the corporation shall pay for the audit process. In the event that the valuation returned by the auditor is 5% lower than that set by the corporation, the protesting shareholder shall pay for the audit. If the arbitrator's valuation of the firm is within 5% of the value set by the corporation, the cost of the audit will be split between the protesting shareholder and the corporation equally (50% to be paid by each party).

            For purposes of this paragraph, "Shareholder" shall include any former Shareholder who shall have received at least one, but not all, of his four Annual Purchase Price Payments due pursuant to this paragraph.

            6.   SALE OF A MAJORITY OF SHARES OF THE CORPORATION

                 (a) In the case of a proposed sale by a Shareholder ("Controlling Shareholder") to a third party of a majority of the total Shares outstanding and the failure of both the Corporation and the other Shareholder to exercise their respective rights of first purchase pursuant to paragraph 1 of this agreement, the remaining Shareholder ("Minority Shareholder") shall have the right to require the Corporation to purchase all of his Shares by notifying the Corporation, within thirty (30) days of his receipt of notice pursuant to subparagraph 1(b) of this agreement, of his desire to sell his Shares and the Corporation shall purchase, for a Total Purchase Price as defined in subparagraph 5(a) of this agreement, all such Shares in accordance with subparagraph (c) of this paragraph.

                 (b) In the case of the sale by any Controlling Shareholder to a third party of Shares representing a majority of the Shares outstanding, should the Minority Shareholder have previously sold his Shares to the Corporation pursuant to paragraphs 1, 2 or 9 of this agreement and not have received, at the time of the aforesaid sale of Shares by the Controlling Shareholder, the entire Total Purchase Price, then in that case the Per Share Price for computing all succeeding Annual Purchase

Price Payments shall be adjusted in accordance with subparagraph (c) of this agreement and paid in accordance therewith.

                 (c) For purposes of this paragraph, the Per Share Price used to compute the Total Purchase Price or any succeeding Annual Purchase Price Payment shall be the selling price of each of the Shares being sold by the Controlling Shareholder, the provisions of subparagraph 5(b) of this agreement to the contrary notwithstanding.

                 In the case of a sale of a majority of Shares outstanding by the Controlling Shareholder pursuant to this paragraph, any and all payments due to the Minority Shareholder as a result of either subparagraph (a) or (b) of this paragraph shall be due and payable as follows: one half paid to the Minority Shareholder contemporaneously with the sale of the Shares by the Controlling Shareholder to a third party, and the remaining one half due and payable one year thereafter, the payment provisions of subparagraph 5(a) of this agreement to the contrary notwithstanding.

            7.   PURCHASE OF INSURANCE POLICIES ON WITHDRAWAL OF PARTY:

                 In the event that any Shareholder shall cease to be a party to this agreement, such Shareholder shall have the right to purchase from the Corporation the insurance policies on his life, if any, listed in Schedule "A" for a price equal to the cash surrender value of the policies at the date of the offer of sale. The right to purchase shall be exercised and the price paid contemporaneously with the payment of the price for the

Shares purchased from such Shareholder. The Corporation shall deliver the policies to the Shareholder and shall execute any necessary instruments of transfer. In the event any policies of insurance subject to the foregoing option are not so purchased, such policies shall be released from the terms of this agreement.

            8.   NOTIFICATION OF STOCK (EQUITY) ISSUANCE:

                 In the event that the corporation decides to issue stock to a party not mentioned herein, the corporation will provide 30 days advance written notice to the shareholders detailing the identity of the new shareholder, the number of shares to be issued, and the conditions leading to the granting of equity.

            9.   ANTIDILUTION PROVISIONS:

                 Saylor and the Corporation both agree that they will not issue or cause to be issued any Shares sufficient to make the number of Shares owned by Bansal thereafter less than nine percent (9%) of the total number of Shares issued and outstanding, without first offering to purchase all of Bansal's Shares for a Total Purchase Price determined in accordance with paragraph 5 of this agreement and on the terms and conditions as provided therein. Should Bansal accept, within thirty (30) days, such offer to purchase his Shares, the Corporation shall thereafter purchase the aforesaid Shares in accordance with the terms contained in paragraph 5 of this Agreement. Should Bansal not, within thirty (30) days, accept the aforesaid offer to purchase his Shares, the Corporation shall be free to issue any and all Shares permitted by law without regard to this paragraph.

      The spirit of anti-dilution shall also apply to shares in escrow. If Bansal has shares in escrow pursuant to paragraphs 1,2, 5, or 9, and if Saylor or corporation issue or cause to be issued Shares such that there exist more than 200 Total Shares, the number of shares in escrow will be increased in exact proportion to the number of Total Shares.


The formula shall be as follows:


New Shares in escrow = (Total Shares) * (Shares in Escrow)/200


For example, using the above formula, if Bansal has 14 shares in escrow and Saylor or Corporation increase Total Shares to 500, Bansal's shares in escrow would be increased to 35.


            10.  SUB-CHAPTER S ELECTION:

                 (a) Prior to making any transfer of the Shares under this agreement, the transferring Shareholder shall obtain from the Corporation a written certification that neither such transfer nor any transaction contemplated with respect to such transfer (including, without limitation, the foreclosure of any lien or encumbrance or, the case of a transfer in trust, the termination of such trust or the taking of any action by any beneficiary of such trust) will or may result in the termination of the Corporation's Sub-Chapter S Election should such election be then in effect ("S Election"). The Corporation may require, as a condition to any such certification to be provided by the Corporation under this agreement, a legal opinion of counsel of its choice as to the matters to be contained in such certification, satisfactory in form and substance to the Corporation, and arrangements satisfactory to the Corporation to ensure that any transferee shall take any actions necessary to maintain the Corporation's S Election (including, without limitation, with respect to any transfer in trust, the timely filing of an election to treat such trust as a qualified subchapter S trust ("QSST") under
Section 1361(d) of the Internal Revenue Code, if applicable). Should it be necessary for the corporation to obtain legal opinion concerning the impact of a Shareholder's actions on the corporation's S Election status, the corporation will conclude its legal analysis within 30 days after receiving the request from the Shareholder.

                 (b) No Shareholder shall take any action which would result in the termination of the Corporation's S Election without the prior written consent of persons holding a majority of the Shares.

                 (c) If any Shareholder makes any transfer or takes any other action that causes termination of the Corporation's S Election, the Board of Directors may direct the appropriate officers of the Corporation to attempt to obtain a waiver from the Internal Revenue Service of the terminating event on grounds of inadvertency or to commence the appropriate procedure to obtain approval from the Internal Revenue Service to file a new election to be treated as an S corporation before the 5-year waiting period after termination of an S Election has expired.

                 (d) Nothing in this agreement shall be construed to prevent the Corporation or persons holding a majority of the Shares from terminating the Corporation's S Election, if the Corporation's directors or such persons determine that such termination is desirable.

            11.  ENDORSEMENT ON STOCK CERTIFICATES:

            Upon the execution of this agreement, the certificates of stock subject hereto shall be surrendered to the Corporation and endorsed as follows:

                 This certificate is transferable only upon compliance with the provisions of an agreement dated _____________, 19., between Michael J. Saylor, Sanju K. Bansal and MicroStrategy Incorporated, a copy of which together with all amendments thereto is on file in the office of the Secretary of the Corporation.

            After endorsement the certificates shall be returned to the Shareholders who shall, subject to the terms of this agreement, be entitled to exercise all rights of ownership of the Shares.

            All shares of stock of the Corporation hereafter issued to any Shareholder shall be deemed to be "Shares" as defined in this agreement, shall be subject to all of its terms and conditions, and bear the same or similar endorsement.

            12.  TERMINATION OF AGREEMENT:

                 (a) This agreement shall terminate upon the occurrence of any of the following events:

                       (i)   Dissolution of the Corporation.

                       (ii) The voluntary agreement of all parties who are then bound by the terms hereof.

                 (b) Upon the termination of this agreement, each Shareholder shall surrender to the Corporation the certificate for his stock and the Corporation shall issue to him in lieu thereof new certificates for an equal number of Shares without the endorsement set forth in paragraph 10.

            13.  TRANSFER OF SHARES IN VIOLATION OF THE AGREEMENT:

            Any transfer of Shares or attempted transfer of Shares in violation of this agreement shall be deemed null and void, and, at the election of the Corporation or any Shareholder, be deemed to be an offer to sell the Shares according to the provisions and procedures of paragraphs 1 and 5 of this agreement.

            14.  ENFORCEMENT:

            Since the parties will suffer irreparable harm and damage in the event this agreement is not exactly carried out, it is stipulated:

                 (a) If any dispute arises concerning the transfer of Shares, an injunction may be issued restraining any transfer pending determination of the dispute; and

                 (b) If any dispute arises concerning the right or duty to buy or sell, then the rights or duty shall be enforceable in a court of equity by a decree of specific performance after the determination of the dispute.

            These remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedy which the parties may have.

            15.  BINDING UPON:

            This agreement shall be for the benefit of and binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and the parties hereto do covenant and agree that they, themselves, and their heirs, executors, administrators, successors and assigns, will execute any and all instruments, releases, assignments and consents that may be required of them in accordance with the provision of this agreement.

            16.  MISCELLANEOUS:

                 (a) All offers, acceptances, notifications and other communications contemplated by this agreement shall be sent, by Registered Mail return receipt requested, to the appropriate party at the then current address contained in the files of the Corporation, and shall be effective upon delivery or upon refusal.

                 (b) Any shareholder who either desires or is required to sell his Shares pursuant to this agreement shall duly endorse and deliver all of the Shares upon receipt of any initial payment.

            17.  CONSTRUCTION:

            This agreement shall be construed under the laws of the State of Delaware.

            18.  PRIOR AGREEMENT.

            To the extent that any prior agreements may have existed covering the same subject matter, the said prior agreements are hereby terminated and declared null and void.

            IN WITNESS WHEREOF, the parties, for themselves, their heirs, executors, administrators, successors and assigns, have hereunto set their hands and seals the day and date first above written.

WITNESS:

[SIGNATURE APPEARS HERE]             /s/ Michael J. Saylor                (SEAL)
------------------------------------ -------------------------------------
                                     Michael J. Saylor


                                     /s/ Sanju K. Bansal                  (SEAL)
------------------------------------ -------------------------------------
                                     Sanju K. Bansal

                                     MICROSTRATEGY INCORPORATED


                                     By:
                                         ---------------------------------------

ATTEST:                              By: /s/ Michael J. Saylor
                                         ---------------------------------------
                                         Secretary


CORPORATE SEAL]

                                  SCHEDULE A
                                  ----------

                           LIFE INSURANCE POLICIES

                              [None as of 1/1/90]

                                  SCHEDULE B
                                  ----------

Price Per Share                      Date                        Initials
---------------                      ----                        --------

$________________________     1/1/90 to 12/31/90     (--------------------------
                                                     (__________________________

$________________________     1/1/91 to 12/31/91     (--------------------------
                                                     (__________________________

$________________________     1/1/92 to 12/31/92     (--------------------------
                                                     (__________________________

$________________________     1/1/93 to 12/31/93     (--------------------------
                                                     (__________________________

$________________________     1/1/94 to 12/31/94     (--------------------------
                                                     (__________________________

$________________________     1/1/95 to 12/31/95     (--------------------------
                                                     (__________________________

$________________________     1/1/96 to 12/31/96     (--------------------------
                                                     (__________________________